UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 6, 2018

NeuroOne Medical Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-54716	27-0863354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10006 Liatris Lane, Eden Prairie, MN 55347

(Address of principal executive offices and zip code)

952-237-7412

(Registrant’s telephone number including area code)

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)

As previously disclosed, on July 20, 2017, NeuroOne Medical Technologies Corporation (the “Company”) entered into, and consummated the transactions contemplated by, a Merger Agreement (the “Acquisition”), whereby the Company became the parent company of NeuroOne, Inc. (“NeuroOne”).

On April 6, 2018, the Audit Committee of the Board of Directors (the “Audit Committee”) of the Company after considering the recommendations of management and conferring with BDO USA, LLP (“BDO”), the Company’s independent registered public accounting firm, concluded that the following financial statements (the “Interim Financial Statements”) should not be relied upon:

●	the financial statements of NeuroOne as of and for the three- and six-month periods ended June 30, 2017 attached as Exhibit 99.1 to the Company’s Amendment No. 1 to Current Report on Form 8-K/A filed with the Securities and Exchange Commission (“SEC”) on August 14, 2017 (the “Prior Current Report”) and the unaudited pro forma condensed combined financial statements giving effect to the Acquisition as of and for the six-month period ended June 30, 2017 attached as Exhibit 99.2 to the Prior Current Report; and

●	the financial statements of the Company as of and for the three- and nine-month periods ended September 30, 2017 included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017 (together with the Prior Current Report, the “Initial Filings”).

In connection with finalizing the year-end accounting, the Company identified an error in its accounting for certain convertible note modifications that were originally recognized in the fourth quarter of 2017 for which a portion of the modifications should have been recognized earlier in the second quarter of 2017. The Company discovered that the June 18, 2017 amendment of common stock purchase warrants issued in conjunction with convertible notes triggered note modification and related extinguishment accounting. As a result of the modification to the warrant agreement, the warrants became embedded in the convertible notes as of the June 2017 amendment date versus a free-standing instrument which was originally concluded. Given the modification and the warrants now being embedded in the convertible notes, the derivative liability and warrant liability associated with the convertible notes should have been derecognized as of the June 2017 amendment date.

The net impact of these adjustments to the Company’s statement of operations for the three and six months ended June 30, 2017 is: an increase to net loss of $653,618 for both periods, respectively. The net impact of these adjustments to basic and diluted net loss per share for the three and six months ended June 30, 2017 was to increase the net loss per share by $1.90 and $2.00, respectively.

The net impact of these adjustments to the Company’s balance sheet as of June 30, 2017 is: an increase to current liabilities of $261,017; a decrease to Warrant liability of $767,626; an increase in additional paid-in capital of $1,160,227; and an increase in accumulated deficit of $653,618.

The net impact of these adjustments to the Company’s statement of operations for the three and nine months ended September 30, 2017 is: a decrease to net loss of $464,777 and an increase to net loss and comprehensive loss of $188,841, respectively. The net impact of these adjustments to basic and diluted net loss per share for the three and nine months ended September 30, 2017 was to decrease the net loss per share by $0.06 and increase the net loss per share by $0.03 for the three and nine months ended September 30, 2017, respectively.

The net impact of these adjustments to the Company’s balance sheet as of September 30, 2017 is: a decrease to current liabilities of $197,214; a decrease to Warrant liability of $774,172; an increase in additional paid-in capital of $1,160,227; and an increase in accumulated deficit of $188,841.

Accordingly, shortly after the filing of this Current Report on Form 8-K, the Company intends to file amendments to the Initial Filings to restate the previously-issued Interim Financial Statements to correct these errors therein.

As previously disclosed, the Company has identified material weaknesses in its internal controls over financial reporting related to the accounting for routine and non-routine and/or complex transactions.

The Audit Committee has discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02(a) with BDO.

The Company’s statements regarding its intentions, plans and expectations are “forward-looking statements” within the meaning of the federal securities laws and are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the risks detailed in our reports filed with the SEC. You should not place undue reliance on such statements. Such information is as of the date of this filing and, except as required by law, the Company, undertakes no obligation to update any of these forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEUROONE MEDICAL TECHNOLOGIES CORPORATION

By:	/s/ Dave Rosa
Name: David Rosa
Title: Chief Executive Officer

Dated: April 9, 2018

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